Exhibit 5.1

March 3, 2016

Dermira, Inc.

275 Middlefield Road, Suite 150
Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 to be filed by Dermira, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 3, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,498,641 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company (a) upon the exercise or settlement of awards granted or to be granted under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and (b) pursuant to purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2014 Employee Stock Purchase Plan (the “Purchase Plan”). The 2014 Plan and the Purchase Plan are collectively referred to in this letter as the “Plans.” At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described in Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms in Exhibit A attached hereto.

In rendering this opinion, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law (“DGCL”) and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the existing DGCL. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

Dermira, Inc.

March 3, 2016

In our examination of documents for purposes of rendering this opinion, we have relied on the accuracy of representations made to us by officers of the Company with respect to, and express no opinion as to, the genuineness of all signatures on original documents by the Company. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that there has been no amendment to, or revocation of, any corporate proceedings of the Board of Directors, or stockholders of the Company referenced in this letter or in Exhibit A hereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed (a) that at or prior to the time of the delivery of any Shares, the Registration Statement will (i) have been declared effective under the Securities Act, (ii) apply to all the Shares and (iii) not have been modified or rescinded and (b) the absence of any future amendment to the Restated Certificate that would make the Common Stock assessable.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)                                 The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)                                 The 1,498,641 shares of Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2014 Plan and (b) pursuant to purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreement, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

[Remainder of page intentionally left blank]

Dermira, Inc.

March 3, 2016

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstances or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Michael A. Brown
Michael A. Brown, a Partner

Dermira, Inc.

March 3, 2016

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement of Dermira, Inc. (the “Opinion Letter”)

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached. As used herein, the term the “Company” means Dermira, Inc., a Delaware corporation.

(1)                                 The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on October 8, 2014 and certified by the Delaware Secretary of State on October 8, 2014 and certified by the Company in the Opinion Certificate to be the currently effective Restated Certificate of Incorporation of the Company and to be unmodified as of the date hereof (the “Restated Certificate”).

(2)                                 The Company’s Restated Bylaws, certified by the Company’s Secretary on October 8, 2014 and certified by the Company in the Opinion Certificate to be the Company’s currently effective bylaws and to be unmodified as of the date hereof (the “Restated Bylaws”).

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)                                 The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(5)                                 An Opinion Certificate addressed to us and dated as of even date herewith executed by the Company, containing certain factual representations (the “Opinion Certificate”).

(6)                                 A certificate of verification by American Stock Transfer & Trust Company, the Company’s transfer agent, of the number of the Company’s authorized, issued and outstanding shares of its capital stock (including Common Stock and Preferred Stock, if any) (and the number of such shares on an as-converted to Common Stock basis, if applicable) as of March 1, 2016 (the “Statement Date”).

(7)                                 A report by the Company, set forth in Annex I of the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company (including a list of outstanding options and warrants) as of the Statement Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Plans and all other plans, agreements or rights to acquire capital stock of the Company as of the Statement Date.

(8)                                 A Certificate of Good Standing dated March 1, 2016, issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Certificate of Good Standing”).

(9)                                 The Plans and the forms of agreements used by the Company under the Plans that will govern the Company’s issuance of Shares, copies of which are attached as exhibits to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 12, 2014 (the “Plan Agreements”).

(10)                          Copies of corporate proceedings and actions of the Company’s Board of Directors and the Company’s stockholders relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Restated Bylaws, (c) the filing of the Registration Statement and (d) the Plans and the Plan Agreements, including the reservation of the Shares for sale and issuance pursuant to the Plans and the sale and issuance of the Shares pursuant to the Plans.